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                                                                       Exhibit 4
[GRAPHIC MATERIAL
OMITTED -                MINNESOTA SECRETARY OF STATE         AN-240576
THE GREAT                                                     STATE OF MINNESOTA
SEAL OF THE        AMENDMENT TO CERTIFICATE OF ASSUMED NAME   FILED
STATE OF                Minnesota Statutes Chapter 333           AUG 29 2000
MINNESOTA - 1858]                                             /s/ Mary Kiffmeyer
                                                              Secretary of State

Read the directions on reverse side before completing.        Filing Fee: $25.00

The filing of an assumed name does not provide a user with exclusive rights to that name. The filing is required for consumer protection in order to enable consumers to be able to identify the true owner of a business.

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK FOR RECORDING PURPOSES.

1. State the exact assumed name under which the business is or will be conducted: one business name per application

          ALLETE
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2. State the address of the principal place of business.

          30 West Superior Street             Duluth       MN          55802
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   Street                                      City       State       Zip code
   (A complete street address or rural route and rural route box number is required; the address cannot be a P.O. Box.)

3. List the name and complete street address of all persons conducting business under the above Assumed Name. Attach additional sheet(s) if necessary. If the business owner is a corporation or other business entity, list the legal name and registered office address.

   Name (please print)         Street           City       State        Zip

Minnesota Power, Inc.  30 West Superior Street   Duluth      MN         55802
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4. This  certificate  is an  amendment  of  Certificate  of Assumed  name number
   0240576       originally filed on        August 8, 2000        under the name
---------------                       --------------------------
   Allete
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(List the previous name only if you are amending that name.)

5. I certify that I am authorized to sign this certificate and I further certify that I understand that by signing this certificate, I am subject to the penalties of perjury as set forth in Minnesota Statutes section 609.48 as if I had signed this certificate under oath.

                    /S/ Philip R. Halverson
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                    Signature(ONLY one person listed in #3 is required to sign.)


    8/28/00         Philip R. Halverson, Vice President, Secretary and
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    Date            Print Name and Title                 General Counsel

                    Ingrid Kane-Johnson                218-720-2534
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                    Contact Person                     Daytime Phone Number

05920882   Rev. 11/98

835662